EXHIBIT 99.2

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED HEALTHCARE BOARD OF DIRECTORS DECLARES

CASH DIVIDEND OF $0.12 PER COMMON SHARE AND APPROVES SCHEDULED

PREFERRED STOCK INSTALLMENT PAYMENT OF $18.75 PER PREFERRED SHARE

Company to Discontinue Cash Dividend on Common Shares Following March 31 Payment and

Redirect Funds to Repay Debt and Invest in Growth

LOUISVILLE, Ky. (February 27, 2017) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that its Board of Directors approved the payment of a cash dividend of $0.12 per common share to its common shareholders. The dividend will be paid on March 31, 2017 to common shareholders of record as of the close of business on March 13, 2017. The Kindred Board of Directors has determined that the trading levels of the Company’s common stock do not sufficiently reflect the value of the Company’s quarterly cash dividend. Following the payment of the quarterly cash dividend mentioned above, the Kindred Board of Directors has determined to discontinue the Company’s quarterly cash dividend on its common stock and redirect the funds to repay debt and invest in growth.

Kindred also today announced that its Board of Directors has approved payment in cash of the scheduled March 1, 2017 installment payment of $18.75 per share of the Company’s Mandatory Redeemable Preferred Stock, Series A. The installment payment will be paid on March 1, 2017 to the preferred shareholders of record as of 5:00 p.m., New York City time, on February 15, 2017. Following this March 1 installment payment, Kindred will have three scheduled quarterly installment payments of $18.75 per share remaining on its Mandatory Redeemable Preferred Stock, Series A. The Company expects all shares of the Company’s Mandatory Redeemable Preferred Stock, Series A will be fully redeemed on December 1, 2017, the final preferred stock installment payment date.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300         www.kindredhealthcare.com

Kindred Healthcare Board of Directors Declares Cash Dividend of $0.12 Per Common Share and Approves

Scheduled Preferred Stock Installment Payment of $18.75 Per Preferred Share

February 27, 2017

Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion. At December 31, 2016, Kindred through its subsidiaries had approximately 100,100 employees providing healthcare services in 2,654 locations in 46 states, including 82 long-term acute care hospitals, 19 inpatient rehabilitation hospitals, 91 nursing centers, 17 sub-acute units, 635 Kindred at Home home health, hospice and non-medical home care sites of service, 102 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,708 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

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